UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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Introducing

Platinum Energy Resources, Inc.

IPAA Presentation

April 2006

Important Legal Notices

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Platinum, Tandem and their combined business after completion of the proposed merger. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Platinum's and Tandem's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Tandem is engaged; fluctuations in customer demand; management of rapid growth; general economic conditions; Tandem's business strategy and plans; the actual quantities of Tandem's reserves of oil and natural gas; the future levels of production of oil and natural gas by Tandem; future prices of and demand for oil and natural gas; the results of Tandem's future exploration, development and exploitation activities; future operating and development costs of Tandem's oil and natural gas properties; and the results of future financing efforts as well as other relevant risks detailed in Platinum's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Platinum nor Tandem assumes any obligation to update the information contained in this document.

Platinum stockholders are urged to read the preliminary proxy statement and, when available, the definitive proxy statement regarding the proposed merger because it contains important information. Copies of filings by Platinum, which will contain information about Platinum and Tandem, will be available without charge, when filed, at the Securities and Exchange Commission's internet site (http://www.sec.gov), and will be available from Platinum, without charge, by directing a request to Platinum Energy Resources, Inc., 25 Phillips Parkway, Montvale, NJ 07645.

The respective directors and executive officers of Platinum and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Platinum's directors and executive officers is available in Platinum's Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on March 24, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Platinum Energy Resources: Background

- Platinum Energy Resources raised $115 mm in IPO in October 2005 through Special Purpose Acquisition Vehicle (SPAC)
- 92% of gross proceeds held in trust pending consummation of acquisition
- Completion of business combination requires 80% stockholder approval
- Platinum announces intention to acquire Tandem Energy Holdings in January 2006

Tandem Acquisition: Overview

- Platinum Energy to pay $102 mm to acquire Tandem Energy
  - Buying $201 mm PV10 for $102 mm
- 9.4 mmBoe proved, with over 1,100 Boepd production
  - The acquisition price is under $11/Boe on a proved barrel basis
- 21,000+ acres of producing E&P assets in TX and NM
- We believe there is significant upside opportunity to increase reserves through low risk drilling and behind pipe completions

Tandem Acquisition Synergy

Tandem

- Expertise in operations
- The Tandem acquisition includes substantial drilling and operations equipment, infrastructure and personnel
- The majority of the senior management team, including CFO, engineering and operations management has agreed to continue with Platinum

Platinum

- Expertise in hedging, risk management and finance
- Expertise in geology
- Access to capital for development and acquisitions

Synergy

- Our strategy is to use hedge financing to maximize profit and reduce risk resulting from volatile energy markets
- Tandem will serve as a platform to grow company substantially through both acquisition and development

Industry Comparables

Tandem's acquisition price is at a significantly lower multiple on several financial metrics when compared with other public small to mid cap E&P companies:

Financial Metric	Comparables	Tandem
2005 Revenue multiple	8.8	7.4
Est. 2006 Revenue multiple	4.3	3.3
2005 EBITDA P/E	17.4	13.3
Est. 2006 EBITDA P/E	7.1	4.5
SEC PV10	1.3	0.5

This analysis of Tandem is based only on the reserve report.

We believe there is significant additional upside not included in the reserve report.

Companies used in Comparables Analysis

- Abraxas Petroleum
- American Oil & Gas
- Arena Resources
- ATP Oil & Gas
- Berry Petroleum
- Canadian Superior
- Edge Petroleum
- Goodrich Petroleum
- Infinity Energy Resources
- NGAS Resources
- Petroleum Development Corp.
- The Exploration Company

Source: C.K. Cooper and Company

Financing to Reduce Risk and Increase Return

Discounted Cash Flow and IRR from Leverage Scenarios

- Williamson SEC Scenario PV10: **$201.4 mm**
  - IRR: 25%
- Assume $50 mm revolver, 8% interest only, 4 year term
  - IRR: 35%
- Assume $50 mm revolver, 8% interest only, 10 year term
  - IRR: 41%

***Note*: This analysis assumes reserve report proved reserves and capital expenditure assumptions, but does not attribute any value to upside beyond proved reserves**

Reserve Report Summary: Tandem Energy

	Proved Developed Producing	Proved Developed Nonproducing	Proved Undeveloped	**Total Proved**
Crude oil (Bbl)	2,266,885	28,628	3,518,992	5,814,505
Natural gas (Mcf)	5,452,942	624,295	15,819,462	21,896,699
Bbl Oil Equivalent	3,172,709	132,667	6,155,569	9,463,955
Future net revenue:				
Undiscounted	$106,292,875	$7,045,145	$254,608,386	$367,946,406
Discounted at 10%	**$61,860,062**	$4,008,824	$135,721,225	**$201,590,109**

- 61% of reserves are oil, 39% are natural gas
- Currently 34% of proved reserves are proved developed producing (PDP)
- We believe the Tandem assets have significant low risk upside that is extractable at a cost of under $10/Boe, and is not included in the reserve report

Source: Williamson Petroleum Consultants, Inc.

Property Overview


Beal Lease &
Lipscomb, SW Field
Ira Field
Palo Pinto Field
(Ball Lease)
USM Field
Ballard &
Indian Basin
Field
Choate Field
Tomball Field
Thompsonville
NE Field

Lease Details

Field	County	Acreage	Net boe/day	Producing Wells	PUD Locations	Depth (ft)	Primary Formation
Tomball	Harris	7,000	369	18	3	1,000-9,000	Yegua, Cockfield, Wilcox
Ira	Scurry	3,600	151	150	80	1,800	San Andres
Ball	Palo Pinto	4,900	142	17	29	3,000-3,800	Big Saline, Duffer, Barnett Shale
Beal	Lipscomb	640	83	1	6	8,000	Cleveland Sand
Ballard	Eddy	3,000	77	40	40	2,000-3,000	Yates, Grayburg, San Andres
USM	Pecos	3,000	65	50	54	3,200	Yates, Queen
Choate	Hardin	50	61	14	12	1,000-2,500	Salt Dome
Bugg	Burleson	308	50	1	0	9,000	Georgetown
Royalty/Non-Ops/Other			100				
Total		22,498	1,098	291	224		

	PDP Reserves		PUD Reserves		PDNP Reserves		Total Proved
Field	oil (m bbl)	gas (mmcf)	oil (m bbl)	gas (mmcf)	oil (m bbl)	gas (mmcf)	m boe
Tomball	1,060	1,106	-	9,275	29	-	2,818
Ira	382	-	1,390	-			1,772
Ball	1	2,178	-	4,009	-	624	1,137
Beal	36	521	-	240			163
Ballard	481	5	787	-			1,269
USM	124	264	1,148	2,295			1,698
Choate	105	-	194	-			299
Bugg	27	80	-	-			40
Royalty/Non-Ops/Other	51	1,300	-	-			268
Total	2,266	5,455	3,519	15,819	29	624	**9,464**

Source: Tandem, Williamson Petroleum Consultants, Inc.

Property Overview: Ira Unit Waterflood

Ira Unit:
3,600 acres

- Original Oil in Place: **105 mmBoe**
- Production to Date: **20 mmBoe**
- Typical San Andres Recovery (Primary + Secondary) **28%**

- Proven reserves currently booked
  - PDP+ PUD: **1.6 mmBoe (21% recovery)**
- Expected finding and development cost:
  - $12-15 mm **under $2 / Boe**

Ballard Lease:
3,000 acres

- We believe the Ballard lease in New Mexico has similar upside, with only a small fraction of the waterflood reserves booked
  - Booked reserves **1.3 mmBoe**

Property Overview: Tomball Gas and Deeper Opportunities

Tomball Lease Well Locations on Wilcox Structure Map
7,000 acres



- The Tomball lease appears to have potential in the sands of the Wilcox formation at depths of 10,000 feet that has never been drilled but has been very productive on nearby leases
  - In adjacent properties, wells at these depths have demonstrated a recovery of 3 to 5 Bcf per well
  - Based on the assumption that each well costs under $2 mm to drill and complete, there is potential value of over $10 mm per well
  - Only 3 Wilcox PUDs have been assigned to the entire lease (9.3 Bcf PUD reserves)
- Tomball opportunities in plugged and abandoned wells:
  - Review of maps from 1960s indicates Exxon wells that were plugged because gas was not economic
  - With a workover cost of under $50K, we anticipate bringing on-line a well which we believe will have a daily production of 500 Mcf
  - There appears to be multiple opportunities to re-enter plugged wells

Property Overview:
Low Risk Drilling / Re-completion Opportunities

- It is believed that the Ball lease has significant Barnett Shale reserves, as well as shallow sands (Behind Pipe reserves) that have never been completed
  - We believe that the sands are relatively uniform throughout the lease, yet the lease has significant areas that have never been drilled

- There are numerous infill drilling locations throughout the Tandem leases above 4,000 ft
  - Typical cost is $150k - $250k per well to drill and complete
  - Each well typically adds 25,000 – 50,000 Boe to PDP reserves
  - Drilling primarily would be accomplished using Tandem owned drilling rigs and operations



Ball Lease Well Location Map
4,900 acres

Platinum Energy- Strategy for Future Growth

- Hedge 80-100% of PDP volumes for 5 to 7 years at fixed prices without margin collateral
- Secure credit facility of $50+ mm
- Invest CapEx of at least $30 mm over the first 3 years
- Acquire additional high-PDP assets using credit facility

Strategy: Capture Gap Between Reserves and Commodity Prices

US E&P Acquisitions

	# Deals	Total Value ($ Bn)	$/Bbl Reserves
2004	103	27.3	9.11
2005	98	29.4	12.77

Source: JS Herold - deals over $10 mm

The gap between energy prices and asset values is at record levels


Gap between Market and Reserve Prices
NYMEX Crude Oil ($/Boe)
70
60
50
40
30
20
10
0
NYMEX ($/Bbl)
Implied Reserve Value ($/Boe)
Gap
1999 Q1
1999 Q3
2000 Q1
2000 Q3
2001 Q1
2001 Q3
2002 Q1
2002 Q3
2003 Q1
2003 Q3
2004 Q1
2004 Q3
2005 Q1
2005 Q3
2006 Q1
Spot Oil Price
Exploration & Production (E&P) implied reserve acquisition price in ground

Source: JS Herold

Energy Markets: Forward vs. Spot

- The recent increase in energy markets has been accompanied by strength in the long-dated forward markets



Historical Oil Spot Price
Current Oil Forward Price
$/Bbl
70
60
50
40
30
20
10
0
Q1 99
Q3 99
Q1 00
Q3 00
Q1 01
Q4 01
Q2 02
Q4 02
Q3 03
Q1 04
Q3 04
Q1 05
Q3 05
Bal 06
2007
2008
2009
2010
2011
2012

Source: NYMEX, March 24/06

Strategy: Capture Gap Between Reserves and Commodity Prices

Acquire E & P Assets through Hedge Financing

- Use long-dated hedges to lock in prices and reduce risk
- Use financing to redeploy capital and maximize returns

Historical Oil Spot Price **Current Oil Forward Price**



$/Bbl
70
60
50
40
30
20
10
0
Q1 99
Q3 99
Q1 00
Q3 00
Q1 01
Q4 01
Q2 02
Q4 02
Q3 03
Q1 04
Q3 04
Q1 05
Q3 05
Bal 06
2007
2008
2009
2010
2011
2012
Arb Gap: $35+ / Boe
Acquisition + Extraction and Operating Costs
Acquisition Cost: $12.77 / Boe

Source: NYMEX

Conclusion

Tandem Acquisition

- Buying $201 mm PV10 for $102 mm
- Tandem is significantly undervalued based on several valuation metrics when compared to public E&P comparables
- Substantial upside through low-cost drilling

Platinum Strategy

- Use hedge financing to maximize profit and reduce risk resulting from volatile energy markets
- Manage operations like an E&P company and finances like a bank

Results

- Expected IRR exceeding 40%
  - Based on reserve report cash flow without additional upside
  - Assumes $50 mm revolver put in place for 10 years
- Tandem will serve as a platform to grow significantly through both acquisition and development

Appendix

E&P Definitions

- **PDP**: Proved Developed Producing Reserves
  - Wells have been drilled and completed; minimal on-going capital is required to continue production; production/reserves are following well-defined decline curve
- **PBP**: Proved Behind Pipe (also PDNP: Proved Developed, Non-Producing)
  - Existing well bore with known producing reservoirs not yet completed
- **PUD**: Proved Undeveloped Reserves
  - Geologists have certified conservative estimates of reserves, but no production wells have been drilled
- **PR**: Probable Reserves
  - Based on overview of geology, geologists expect to find reserves, but there has not been an adequate investment in seismic analysis and engineering studies to justify certification of the reserves
- **mmBtu**: million British Thermal Units, **Mcf**: thousand cubic feet
  - Gas is measured by heat capacity or physical volume. Typically 1,000 mmBtu is approximately equal to 1 Mcf
- **Boe**: Barrel (Bbl) of Oil Equivalent
  - Adds gas together with oil, using the assumption that 1 Boe = 6 Mcf
  - 1 mBoe = 1,000 Boe; 1 mmBoe = 1,000,000 Boe
- **FNR** – Future Net Revenue is the cash flow, net of all operating and capital costs, generated over the life of the reserves
- **PV10** - Present Value of the Future Net Revenues discounted at 10%

The Team

Platinum Energy Resources

Mark Nordlicht Chairman of the Board

- Extensive experience in energy trading and hedge fund management
- Chairman of Platinum Diversified Mining
- Founder and general partner of the Platinum Partners Value Arbitrage Fund
- Previously: West End Capital and WEC Asset Management, Northern Lights Trading

Barry Kostiner Chief Executive Officer

- Involved in energy trading and structuring since 1992
- Allegheny Energy, Merrill Lynch, Goldman Sachs, Constellation Energy
- BS in Electrical Engineering and MS in applied mathematics from MIT.

James H. Dorman Exec. VP, Geology

- 46 years of global experience in E&P geology
- Senior positions include Chevron, Tenneco, Garnet Resources, Doreal and Transmeridian

Tandem Energy

- **40+ pumpers, drillers and other operations staff**

Todd Yocham Senior VP - Engineering

- Society of Petroleum Engineers and the Society of Petroleum Evaluation Engineers
- Fasken Oil and Ranch, Pioneer Natural Resources, V-F Petroleum, Halliburton
- BS in Petroleum Engineering from Texas Tech University, 1984

Toben Scott VP - Operations

- American Association of Drilling Engineers
- Fasken Oil and Ranch, Walsh Petroleum, Phillips Petroleum
- BS in Petroleum Engineering from Texas Tech University, 2000

Michael Cunningham Senior VP and CFO

- CPA, with over 25 years experience in oil and gas accounting
- Clayton Williams (20 yrs), Gulf Oil

Jack Chambers Exec. VP and COO

- 27 years experience in property acquisitions and development in the oil and gas industry
- Shamrock Energy, Rainbow Energy: President and a principal stockholder; VP of Valley Resources

Valuation Analysis: Transaction Comparables

- Tandem is a better value than recent transaction comparables on a proved barrel basis
- Tandem will seek to increase the number of proved barrels prior to closing by:
  - adding PDPs through drilling, and
  - Behind Pipe reserves created through the analysis of shallow zones that have not been completed

Trans. #	Purchaser	Seller	Announced Date	Status	Purchase Price	Proved Reserves (BOE)	Inferred Price per BOE
1	Baseline Oil & Gas Corp.	Rex Energy & Affiliates	1/17/06	Pending	$ 73,169,999	6,800,000	$ 10.76
2	Tremisis Energy Acquisition	RAM Energy, Inc.	10/21/06	Pending	$ 300,000,000	19,700,000	$ 15.23
3	Cano Petroleum	Square One Energy	3/31/05	Closed	$ 8,000,000	1,065,000	$ 7.51
4	Parallel Petroleum	Private Seller	1/13/06	Closed	$ 44,200,000	6,400,000	$ 6.91
5	Dune Energy	Voyager	12/19/05	Closed	$ 68,300,000	4,500,000	$ 15.18
6	Petrohawk	Private Seller	2/6/06	Closed	$ 262,000,000	17,666,666	$ 14.83
7	Petrohawk	Mission	4/4/05	Closed	$ 300,120,000	37,666,666	$ 7.97
8	Petrohawk	Contango	2/7/05	Pending	$ 53,000,000	4,666,666	$ 11.36
	High				**$ 300,120,000**	**37,666,666**	**$ 15.23**
	Low				**$ 8,000,000**	**1,065,000**	**$ 6.91**
	Mean				**$ 138,598,750**	**12,308,125**	**$ 11.22**
	Median				**$ 70,735,000**	**$ 6,600,000**	**$ 11.06**
	Platinum Energy Res.	**Tandem Energy Holdings**			**$ 102,000,000**	**9,463,954**	**$ 10.78**

Source: C. K. Cooper and Company

Valuation Analysis: Industry Comparables

- Tandem is a better value in comparison with many of its peers on several financial metrics
- By acquiring Tandem in a public entity we expect to:
  - Have access to capital to realize value in low-risk development to quickly add to proved reserves
  - Realize an uplift in enterprise value associated with public market valuations

			Total Enterprise Value as a Multiple of						
			Revenue		EBITDA		PV-10	Price/Earnings Ratio	
Issue		Enterprise Value	2005	2006	2005	2006	Current^	2005	2006
Abraxas Petroleum	$	370,235,000	8.1	5.2	12.1	7.3	2.5	27.3	9.5
American Oil & Gas	$	139,952,030	28.3	9.1	58.1	14.4	25.0	148.8	51.1
Arena Resources	$	412,180,000	16.4	6.7	16.8	6.7	0.6	40.1	16.0
ATP Oil & Gas	$	1,665,278,760	11.4	3.1	16.8	3.7	0.6	(90.9)	7.2
Berry Petroleum	$	1,578,108,000	3.9	3.0	6.1	4.4	0.7	13.2	11.3
Canadian Superior Energy	$	268,625,000	6.4	5.3	9.7	7.7	1.8	81.8	41.1
Edge Petroleum	$	519,377,182	4.3	3.0	5.7	3.8	0.8	13.3	7.8
Goodrich Petroleum	$	743,000,000	12.1	6.1	25.0	8.0	1.3	(25.3)	24.0
Infinity Energy Resources	$	178,562,000	5.8	3.4	19.2	7.6	4.1	(10.2)	20.3
NGAS Resources	$	162,221,596	2.5	1.8	18.8	7.4	1.2	119.8	18.5
Petroleum Development Corp.	$	694,727,025	2.0	2.1	6.6	6.2	1.3	15.8	11.8
The Exploration Company	$	289,644,231	4.3	3.4	13.6	7.8	2.6	21.1	20.6
High	$	**1,665,278,760**	**28.3**	**9.1**	**58.1**	**14.4**	**25.0**	**148.8**	**51.1**
Low	$	**139,952,030**	**2.0**	**1.8**	**5.7**	**3.7**	**0.6**	**(90.9)**	**7.2**
Mean	$	**585,159,235**	**8.8**	**4.3**	**17.4**	**7.1**	**3.5**	**29.6**	**19.9**
Median	$	**391,207,500**	**6.1**	**3.4**	**15.2**	**7.3**	**1.3**	**18.5**	**17.2**
Tandem Energy Holdings	$	**102,000,000**	**7.4**	**3.3**	**13.3**	**4.5**	**0.5**	**(6.0)**	**6.0**

^ as of March 10, 2006

Source: C. K. Cooper and Company

Reserve Report Summary: Total Proved Reserves, PV10

	2006	2007	2008	2009	2010	2011	2012	2013-2020	Residual	Total	NPV
Oil Price	57.44	57.24	57.42	57.44	57.45	57.45	57.44	57.37	57.29		
Gas Price	9.73	9.82	9.86	9.87	9.89	9.91	9.94	10.02	10.14		
Oil (mmBbl)	0.38	0.67	0.60	0.48	0.41	0.36	0.33	1.71	0.87	5.81	3.21
Gas (Bcf)	1.53	2.47	2.24	1.91	1.67	1.46	1.29	6.28	3.04	21.90	12.27
mmBoe	0.64	1.08	0.97	0.80	0.69	0.61	0.54	2.76	1.37	9.46	5.26
Boe/day	1,753	2,970	2,664	2,196	1,890	1,664	1,480	944			
Oil Revenue ($ mm)	22.06	38.48	34.38	27.71	23.69	20.89	18.70	98.07	49.63	333.61	184.26
Gas Revenue	14.93	24.27	22.09	18.90	16.47	14.49	12.81	62.91	30.82	217.67	121.35
Total Revenue	**36.99**	**62.75**	**56.46**	**46.61**	**40.17**	**35.38**	**31.50**	**160.98**	**80.45**	**551.28**	**305.61**
Operating Costs	3.79	4.72	4.92	4.89	4.81	4.78	4.71	34.21	30.08	96.90	40.95
Ad Valorem/Sev Tax	2.98	5.08	4.56	3.78	3.26	2.87	2.55	13.01	6.55	44.63	24.72
Capital Costs	26.16	15.65	-	-	-	-	-	-	-	41.81	38.53
Total Expenses	**32.93**	**25.45**	**9.48**	**8.66**	**8.07**	**7.65**	**7.27**	**47.22**	**36.62**	183.34	104.21
Net Revenue	**4.06**	**37.30**	**46.98**	**37.95**	**32.09**	**27.73**	**24.24**	**113.76**	**43.83**	**367.94**	**201.40**
Cum Net Revenue	4.06	41.37	88.35	126.30	158.39	186.12	210.36	324.12	367.94		
Disc Net Revenue	3.88	32.36	37.04	27.20	20.91	16.42	13.05	43.41	7.16		
Cum Disc Net Rev	3.88	36.23	73.27	100.46	121.37	137.79	150.84	194.25	**201.40**		
$/Boe Analysis											
Revenue	57.81	57.88	58.08	58.15	58.21	58.26	58.31	58.41			
Op Cost	5.92	4.35	5.06	6.10	6.98	7.87	8.72	12.41			
Taxes	4.65	4.68	4.69	4.71	4.72	4.73	4.73	4.72			
Net Revenue (after CapEx)	6.35	34.41	48.33	47.35	46.51	45.67	44.86	41.28			

Source: Williamson Petroleum Consultants, Inc.

Reserve Report Summary: Proved Developed Producing (PDP) Reserves, PV10

	2006	2007	2008	2009	2010	2011	2012	2013-2020	Residual	Total	NPV
Oil Price	58.11	58.07	58.05	58.04	58.02	58.01	57.99	57.88	57.71		
Gas Price	9.69	9.72	9.74	9.77	9.80	9.83	9.86	9.97	10.32		
Oil (mmBbl)	0.21	0.19	0.17	0.16	0.14	0.13	0.12	0.67	0.47	2.27	1.17
Gas (Bcf)	0.66	0.53	0.46	0.40	0.35	0.31	0.27	1.39	1.08	5.45	2.99
mmBoe	0.32	0.28	0.25	0.22	0.20	0.18	0.17	0.90	0.65	3.18	1.67
Boe/day	872	758	678	612	554	504	459	309			
Oil Revenue ($ mm)	12.14	10.90	9.96	9.12	8.34	7.69	7.06	38.84	27.28	131.33	68.03
Gas Revenue	6.37	5.18	4.44	3.88	3.43	3.04	2.71	13.88	11.17	54.10	29.32
Total Revenue	18.50	16.08	14.40	13.01	11.77	10.73	9.77	**52.71**	**38.45**	**185.42**	**97.35**
Operating Costs	3.34	3.33	3.33	3.30	3.22	3.19	3.12	21.71	20.34	64.87	27.85
Ad Valorem/Sev Tax	1.42	1.23	1.10	0.99	0.89	0.81	0.74	4.00	3.02	14.20	7.43
Capital Costs	0.06	-	-	-	-	-	-	-	-	0.06	0.06
Total Expenses	4.82	4.56	4.42	4.28	4.12	4.00	3.86	**25.71**	**23.36**	79.13	35.33
Net Revenue	**13.69**	**11.52**	**9.97**	**8.72**	**7.65**	**6.72**	**5.91**	**27.01**	**15.09**	**106.29**	**62.02**
Cum Net Revenue	13.69	25.21	35.19	43.91	51.56	58.28	64.19	**91.20**	106.29		
Disc Net Revenue	13.06	10.00	7.86	6.25	4.98	3.98	3.18	9.69	2.35		
Cum Disc Net Rev	13.06	23.06	30.92	37.17	42.15	46.13	49.32	**59.66**	**62.02**		
$/Boe Analysis											
Revenue	58.13	58.15	58.18	58.21	58.24	58.28	58.31	58.38			
Op Cost	10.48	12.04	13.45	14.75	15.95	17.33	18.63	24.04			
Taxes	4.46	4.44	4.43	4.42	4.42	4.42	4.43	4.43			
Net Revenue	43.00	41.67	40.30	39.03	37.87	36.52	35.26	29.91			

Source: Williamson Petroleum Consultants, Inc.